As filed with the Securities and Exchange Commission on November 15, 2017

Registration No. 333-137514

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________

POST-EFFECTIVE AMENDMENT NO. 1
To
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SBT BANCORP, INC.
(Exact name of registrant as specified in its charter)

Connecticut	20-4346972
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

86 Hopmeadow Street
Weatogue, Connecticut 06089
(Address, including zip code, of registrant’s principal executive offices)

SBT BANCORP, INC. 1998 STOCK PLAN
(Full title of the Plan)

Martin J. Geitz
President and Chief Executive Officer
SBT Bancorp, Inc.
86 Hopmeadow Street
Weatogue, Connecticut 06089
(860) 408-5493
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______
With a Copy to:
Robert M. Taylor III, Esq.
Day Pitney LLP
242 Trumbull Street
Hartford, Connecticut 06103
(860) 275-0100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐
Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)
Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

EXPLANATORY NOTE

On September 21, 2006, SBT Bancorp, Inc. (the “Company”) filed a Registration Statement on Form S-8 (Registration No. 333-137514) (the “Original Registration Statement”) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the “SEC”).  The Original Registration Statement registered 142,000 shares of the Company’s common stock, no par value per share (the “Common Stock”), to be issued under the SBT Bancorp, Inc. 1998 Stock Plan (the “1998 Plan”).  The Company is no longer issuing Common Stock under the 1998 Plan.  This Post-Effective Amendment No. 1 to the Original Registration Statement is being filed in order to deregister all shares of Common Stock that were registered under the Original Registration Statement and remain unissued under the 1998 Plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Simsbury, State of Connecticut, on November 15, 2017.
SBT BANCORP, INC.

Date: November 15, 2017	By:	/s/ Martin J. Geitz
Martin J. Geitz
President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Martin J. Geitz	President, Chief Executive Officer and Director	November 15, 2017
Martin J. Geitz	(Principal Executive Officer)

/s/ Richard J. Sudol	Senior Vice President, Chief Financial Officer and Treasurer	November 15, 2017
Richard J. Sudol	(Principal Financial Officer)

/s/ Robert J. Bogino	Director	November 15, 2017
Robert J. Bogino

/s/ James T. Fleming	Director	November 15, 2017
James T. Fleming

/s/ Gary R. Kevorkian	Director	November 15, 2017
Gary R. Kevorkian

/s/ Jerry W. Long	Director	November 15, 2017
Jerry W. Long

/s/ Nicholas B. Mason	Director	November 15, 2017
Nicholas B. Mason

/s/ Michael D. Nicastro	Director	November 15, 2017
Michael D. Nicastro

/s/ Peter C. Pabich	Director	November 15, 2017
Peter C. Pabich

/s/ David W. Sessions	Director	November 15, 2017
David W. Sessions

/s/ Ann G. Taylor	Director	November 15, 2017
Ann G. Taylor

/s/ Penny R. Woodford	Director	November 15, 2017
Penny R. Woodford